SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:

                               September 16, 1998
                        (Date of earliest event reported)


                         PlayStar Wyoming Holding Corp.
             (Exact name of registrant as specified in its charter)



          Antigua                   333-59525-01              52-209-8787
  (State of Incorporation)     (Commission File Number)      (IRS Employer
                                                          Identification No.)



                           60 Nevis Street, 2nd Floor
                         St. John's, Antigua West Indies
               (Address of principal executive offices)(Zip Code)



                                 (268) 562-0073
                         (Registrant's telephone number)

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Item 4.  Changes in Registrant's Certifying Accountants.

        (a) Fruitman Kates, Chartered Accountants, the Registrant's principal independent accountant (the "Accountant"), resigned on September 16, 1998.

        The Accountant's report, dated March 18, 1997, contained a qualification as to accounting principles. The financial statements did not comply with APB No. 25 which requires a company to include in its determination of profit and loss for a period the effect of stock options granted during the period. The financial statements, however, were restated as of the period ended June 30, 1997, and the financial statements for the period October 3, 1996 through June 30, 1997 contained an unqualified opinion respecting the financial statements.

        The decision to change accountants was not recommended or approved by the Registrant's board of directors or an audit or similar committee of the Registrant's board of directors.

        During neither of the Registrant's two most recent fiscal years nor any later interim period was there any disagreement between the Registrant and the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        (b) On September 17, 1998, the Registrant engaged Mahoney Cohen & Company, CPA, P.C. as the principal accountant to audit its financial statements beginning with the fiscal year ending June 30, 1998.

Item 5.  Other Events

        On September 11, 1998, the Registrant effectuated a reorganization pursuant to which the Registrant was reincorporated in Antigua and PlayStar Corporation, the Registrant's predecessor, was merged into PlayStar Wyoming Holding Corp., a Wyoming corporation. Each share of Common Stock of the Registrant's predecessor was automatically converted into one outstanding share of the Registrant's Common Stock. The Registrant's principal offices are now located in Antigua.



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                                    Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 PLAYSTAR WYOMING HOLDING CORP.


Date:     September 29, 1998                     By  /s/William F.E. Tucker
      ------------------------------                -----------------------
                                                 Name:    William F.E. Tucker
                                                 Title:   Chairman and Chief
                                                           Executive Officer

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